As Filed with the Securities and Exchange Commission on February 26, 1999
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                  --------------------------------------------
                             REGISTRATION STATEMENT
                                      UNDER
                  --------------------------------------------
                           THE SECURITIES ACT OF 1933
                  --------------------------------------------

                               Intelligroup, Inc.
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              New Jersey                                    11-2880025
----------------------------------------        --------------------------------
     (State or Other Jurisdiction                        (I.R.S. Employer
   of Incorporation or Organization)                  Identification Number)

                               499 Thornall Street
                            Edison, New Jersey 08837
                                 (732) 590-1600
    -----------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                STEPHEN A. CARNS
                      President and Chief Executive Officer
                               Intelligroup, Inc.
                               499 Thornall Street
                            Edison, New Jersey 08837
                                 (732) 590-1600
     ----------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      -------------------------------------
                                    Copy to:
                              DAVID J. SORIN, ESQ.
                              DAVID S. MATLIN, ESQ.
                   Buchanan Ingersoll Professional Corporation
                                 College Centre
                              500 College Road East
                           Princeton, New Jersey 08540
                                 (609) 987-6800
                      -------------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                      -------------------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

------------------------------------------------------------------------------------------------------------------------------------
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                      Proposed
                                  Amount               Maximum            Proposed Maximum           Amount Of
      Title of Shares              To Be           Aggregate Price       Aggregate Offering        Registration
     To Be Registered           Registered          Per Share(1)               Price                    Fee
---------------------------- ------------------ ---------------------- ----------------------- ----------------------


Common Stock,
  $.01 par value.........          980,532              $15.47               $15,168,830              $4,216.94
      Total
====================================================================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Such price is based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on February 22, 1999.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Not Complete)
Issued:  February 26, 1999

                                 980,532 Shares

                               INTELLIGROUP, INC.
                               499 Thornall Street
                            Edison, New Jersey 08837
                                 (732) 590-1600

                                  Common Stock

     David Anthony Stott, Alexander Graham Wilson, Bandele Attah, Paul Grant, Michael J. Hirst, Richard M. Lucy, Christopher J.J. Smith and Robert Wilson, the Selling Shareholders, may offer and sell, from time to time, an aggregate of
980,532 Shares of the Common Stock of Intelligroup, Inc. See "Selling Shareholders" for information relating to the number of shares offered hereby by each individual Selling Shareholder. The Selling Shareholders may sell all or a portion of their Shares through public or private transactions, at prevailing market prices, or at privately negotiated prices. The Company will not receive any part of the proceeds from sales of these Shares.

     Our Common Stock is listed on the Nasdaq National Market under the symbol "ITIG". The last reported sale price of the Common Stock on February 25, 1999 on the Nasdaq National Market was $15.75 per share.

                    ----------------------------------------

     INVESTING IN THE SHARES OF COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                    ----------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                 February , 1999

                               INTELLIGROUP, INC.



                                TABLE OF CONTENTS
                                -----------------
                                                                       Page
                                                                       ----

About Intelligroup ...................................................  3

Additional Information ...............................................  4

Risk Factors .........................................................  5

Use of Proceeds.......................................................  16

Selling Shareholders..................................................  16

Plan of Distribution..................................................  17

Legal Matters.........................................................  18

Experts...............................................................  18

Indemnification of Directors and Officers.............................  18

Securities and Exchange Commission Position on Indemnification
  for Securities Act Liabilities......................................  20

                               ABOUT INTELLIGROUP

     The Company provides a wide range of information technology services, including enterprise-wide business process solutions, internet applications services, applications outsourcing and maintenance, management consulting, web site design and customization, IT training solutions, systems integration and custom software development based on leading technologies. The Company provides its services directly to end-user organizations or as a member of consulting teams assembled by other information technology consulting firms. The Company's customers are Fortune 1000 and other large and mid-sized companies, as well as other information technology consulting firms.

     The Company was incorporated in New Jersey in October 1987 under the name Intellicorp, Inc. The Company's name was changed to Intelligroup, Inc. in July 1992. The Company's principal executive offices are located at 499 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 590-1600.

                             ADDITIONAL INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document the Company files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. For additional information, please visit the Company's website at http://www.intelligroup.com.

     The SEC allows the Company to "incorporate by reference" the information the Company files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Company files with the SEC will automatically update and supersede this information.

     The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Selling Shareholders sells all the Shares.

1.   Annual Report on Form 10-K for the year ended December 31, 1998;

2. Current Reports on Form 8-K dated and filed with the SEC on January 20, 1999 and February 24, 1999;

3. The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, in the form declared effective by the SEC on September 26, 1996, including any subsequent amendments or reports filed for the purpose of updating such description.

     The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated herein by reference. Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be made to:

                         Gerard E. Dorsey, Chief Financial Officer
                         Intelligroup, Inc.
                         499 Thornall Street
                         Edison, New Jersey 08837
                         (732) 590-1600

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. The Company has authorized no one to provide you with different information. Neither the Company nor the Selling Shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                  RISK FACTORS

     SOME INFORMATION IN THIS PROSPECTUS MAY CONTAIN "FORWARD-LOOKING STATEMENTS". SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVE," "ANTICIPATE" AND "EXPECT." THESE STATEMENTS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OR STATE OTHER "FORWARD-LOOKING" INFORMATION. THE FACTORS DISCUSSED BELOW COULD CAUSE ACTUAL RESULTS AND DEVELOPMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH STATEMENTS. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING FACTORS CAREFULLY BEFORE DECIDING TO PURCHASE SHARES OF OUR COMMON STOCK.

SUBSTANTIAL VARIABILITY OF QUARTERLY OPERATING RESULTS

     In the past, the Company's operating results have varied substantially from quarter to quarter. The Company's operating results also may vary in the future. Due to the relatively fixed nature of certain of the Company's costs, including personnel and facilities costs, a decline in revenue in any fiscal quarter would result in lower profitability in that quarter. The Company's quarterly operating results are influenced by:

     [ ] seasonal patterns of hardware and software capital spending by customers;

     [ ]  information technology outsourcing trends;

     [ ]  the timing, size and stage of projects;

     [ ]  new service introductions by the Company or its competitors;

     [ ]  levels of market acceptance for the Company's services;

     [ ]  the hiring of additional staff;

     [ ]  changes in the Company's billing and employee utilization rates; and

     [ ]  timing and integration of acquired businesses.

     The Company believes, therefore, that past operating results and period-to-period comparisons should not be relied upon as an indication of future performance. Demand for the Company's services generally is lower in the fourth quarter. This decrease is due to reduced activity during the holiday season and fewer working days for those customers which curtail operations during such period. The Company anticipates that its business will continue to be subject to such seasonal variations.

MANAGEMENT OF GROWTH

     The Company's growth has placed significant demands on its management, administrative and operational resources. The Company's revenue increased from $24.6 million in 1995 to $80.2 million in 1997 and $134.1 million in 1998 (exclusive of certain revenues relating to the

Company's acquisition of the Azimuth Companies). From January 1, 1995 through December 31, 1998, the Company's total number of employees and independent contractors increased from 113 to 1,260 persons. To manage its growth effectively, the Company must continue to develop and improve its operational, financial and other internal systems, as well as its business development capabilities. The Company must also continue to attract, train, retain, motivate and manage its employees.

     The Company's future success will depend in large part on its ability to:

     [ ] continue to maintain high rates of employee utilization at profitable billing rates;

     [ ] maintain project quality, particularly if the size and scope of the Company's projects increase; and

     [ ] integrate the service offerings, operations and employees of acquired businesses.

     The inability of the Company to manage its growth and projects effectively could have a material adverse effect on:

     [ ]  the quality of the Company's services and products;

     [ ]  its ability to retain key personnel; and

     [ ] its ability to report financial results in an accurate and timely manner.

WEAKNESSES IN INTERNAL CONTROLS

     Following the audit of the Company's consolidated financial statements for the year ended December 31, 1995, the Company received a management letter from its independent public accountants, Arthur Andersen LLP. The management letter described significant deficiencies and material weaknesses in the Company's internal control structure. Arthur Andersen LLP noted that, during 1995, the Company's internal control structure had two material weaknesses:

     [ ] the Company did not reconcile its supporting records to the general ledger or perform meaningful account analysis; and

     [ ] the Company did not maintain, summarize or reconcile any books or records for its foreign operations.

     The Company first hired a Chief Financial Officer in January 1996. In March 1996 it implemented an accounting system capable of generating information and reports necessary to appropriately manage the Company. In February 1998, the Company's Chief Financial Officer resigned and on April 29, 1998, the Company appointed a new Chief Financial Officer. On April 29, 1998, Stephen A. Carns was appointed President and Chief Executive Officer of the Company. The Company continues to develop and implement a system of internal controls and otherwise develop an appropriate administrative infrastructure. Following the audit for the year ended December 31, 1996, Arthur Andersen LLP issued a management letter which, although it did set forth significant deficiencies, did not specify any material weaknesses in the Company's internal control structure. In addition, Arthur Andersen LLP informed the Company that no material weaknesses in the Company's internal control structure were noted during the audit of the Company's consolidated financial statements for the year ended December 31, 1997. The failure to continue to develop and maintain an effective internal control structure could have a material adverse effect on the Company's business.

DEPENDENCE ON SAP, ORACLE AND PEOPLESOFT

     During the years ended December 31, 1997 and 1998, approximately 58% and 59%, respectively, of the Company's revenue (restated to reflect the Company's acquisitions) was derived from projects in which the Company implemented software developed by SAP. SAP is a major international German-based software company and a leading vendor of client/server application software for business applications. The Company's future success in its SAP-related consulting services depends largely on its continued:

     [ ]  relationship with SAP America, SAP's United States affiliate; and

     [ ]  status as a SAP National Logo Partner.

     The Company executed its SAP National Logo Partner Agreement in April 1997 and previously had been a SAP National Implementation Partner since 1995. In July 1997, the Company achieved Accelerated SAP Partner Status with SAP by meeting certain performance criteria established by SAP. Such status is awarded by SAP on an annual basis pursuant to contract. The Company's current contract expires on December 31, 1999 and is automatically renewed for successive one-year periods, unless terminated by either party.

     During each of the years ended December 31, 1997 and 1998, approximately 12% of the Company's total restated revenue was derived from projects in which the Company implemented software developed by Oracle. Oracle is a leading vendor of client/server application software for business applications. The Company's current contract with Oracle expires on July 26, 1999 and is automatically renewed for a successive one-year period, unless terminated by either party. The Company expanded its relationship with Oracle by entering into an agreement, effective October 26, 1998. The agreement is expected to help the Company meet the demands of mid-size to large companies using Oracle. The agreement is terminable by either party upon 30 days notice.

     Additionally, the Company has increased its PeopleSoft implementation projects. During 1998, the Company consummated acquisitions of companies whose practices consist primarily of PeopleSoft implementation projects which will add to its current PeopleSoft practice. During the years ended December 31, 1997 and 1998, approximately 8% and 9%, respectively, of the Company's restated revenue was derived from projects in which the Company implemented software developed by PeopleSoft. The company's current contract with PeopleSoft expires on July 15, 1999. In addition, the Company acquired Empower Solutions, Inc., a PeopleSoft implementation company, in February 1999.

     The Company has no reason to believe that its contracts with SAP, Oracle and PeopleSoft will not be renewed or that the scope of such contracts will be modified or limited in a manner adverse to the Company. However, there can be no assurance that such contracts will be renewed on terms acceptable to the Company, if at all. In addition, there could be a material adverse effect on the Company's business if:

     [ ] SAP, Oracle or PeopleSoft are unable to maintain their respective leadership positions within the business applications software market;

     [ ]  the   Company's   relationship   with  SAP,   Oracle   or   PeopleSoft
          deteriorates; or

     [ ]  SAP, Oracle or PeopleSoft elects to compete directly with the Company.

SUBSTANTIAL RELIANCE ON KEY CUSTOMERS AND INFORMATION TECHNOLOGY PARTNERS

     The Company has derived and believes that it will continue to derive a significant portion of its revenue from a limited number of customers and projects. For the years ended December 31, 1997 and 1998, the Company's ten largest customers accounted for in the aggregate approximately 46% and 34% of its restated revenue. In 1996 and 1997, PricewaterhouseCoopers LLP accounted for more than 10% of restated revenue. During 1998, no single customer accounted for more than 10% of restated revenue. For the years ended December 31, 1997 and 1998, approximately 32% and 25% of the Company's restated revenue was generated by serving as a member of consulting teams assembled by other information technology consulting firms, which also may be competitors of the Company. There can be no assurance that such information technology consulting firms will continue to use the Company in the future and at current levels of retention, if at all. In addition, the amount of work performed for specific customers is likely to vary from year to year. The loss of any large customer or project could have a material adverse effect on the Company's business.

     Most of the Company's contracts can be canceled by the customer on short notice and without significant penalty, with the exception of fixed price contracts. The cancellation or significant reduction in the scope of a large contract could have a material adverse effect on the Company's business.

     The Company provides services to its customers primarily on a time and materials basis. Recently, however, the Company has bid on certain fixed price projects. For the year ended December 31, 1998, fixed price contracts represented 7% of the total restated revenues of the Company. The Company believes that, as it pursues its strategy of making turnkey project management a larger portion of its business, it will likely be required to offer more fixed price projects. The Company has had limited prior experience in pricing and performing under fixed price arrangements. There can be no assurance that the Company will be able to complete such projects within the fixed price and required timeframes. The failure to perform within such fixed price contracts could have a material adverse effect on the Company's business.

     Many of the Company's engagements involve projects that are critical to the operations of its customers' businesses and provide benefits that may be difficult to quantify. The Company's failure or inability to meet a customer's expectations could result in a material adverse change to the customer's operations. Such failure could give rise to claims for damages against the Company or cause damage to the Company's reputation. Such claims could adversely affect the Company's business. In some of its agreements, the Company has agreed to indemnify the customer for damages arising from services provided to, or on behalf of, such customer.

Such indemnification could have a material adverse effect on the Company's financial condition and results of operations. In some of its contracts, the Company warrants that it will repair errors or defects in its deliverables without additional charge to the customer. To date, the Company has not experienced any material claims against such warranties. The Company has insurance for damages and expenses incurred in connection with alleged negligent acts, errors or omissions. There can be no assurance that such insurance will continue to be available to the Company on acceptable terms.

ACQUISITION RISKS

         A key element of the Company's strategy is growth by acquisition. From May 1998 through the date of this Prospectus, the Company has completed four significant acquisitions of businesses with services complementary to those offered by the Company. For example, during 1998 and the first quarter of 1999 the Company consummated the following acquisitions:

        Companies Acquired                   Primary Location             Services                  Date
        ------------------                   ----------------             --------                  ----

CPI Consulting Limited and                   United Kingdom          PeopleSoft                 May 1998
CPI Resources Limited                                                Implementation

Azimuth Consulting Limited, Azimuth          New Zealand             IT Management              November 1998
Holdings Limited, Braithwaite Richmond                               Consulting
Limited and Azimuth Corporation Limited

Network Publishing, Inc.                     Provo, Utah             Web site design and        January 1999
                                                                     customized IT training
                                                                     solutions

Empower Solutions, LLC and                   Plymouth, Michigan      PeopleSoft                 February 1999
Empower, Inc.                                                        Implementation

     The Company expects to undertake additional acquisitions in the future, although none are planned or being negotiated as of the date of this Prospectus.

     Risks associated with acquisitions may include:

     [ ]  possible adverse effects on the Company's operating results;

     [ ]  diversion of management's attention;

     [ ]  risks associated with unanticipated liabilities or contingencies;

     [ ]  risks associated with financing;

     [ ] integration of service offerings, operations and employees of acquired businesses; and

     [ ]  management of growth issues.

HIGHLY COMPETITIVE INFORMATION TECHNOLOGY SERVICES INDUSTRY

     The Company's business is highly competitive. Many of the Company's competitors have longer operating histories, possess greater industry and name recognition and have significantly greater financial, technical and marketing resources. Additionally, the Company has faced, and expects to continue to face, additional competition from new entrants into its markets.

     The Company believes that competitive factors in its markets include:

                                Principal Factors
                                -----------------

     [ ]  quality of service and deliverables;

     [ ]  speed of development and implementation;

     [ ]  price;

     [ ]  project management capability; and

     [ ]  technical and business expertise.

                                External Factors
                                ----------------

     [ ] the ability of its competitors to hire, retain and motivate project managers and other senior technical staff;

     [ ] the development by others of services that are competitive with the Company's services; and

     [ ]  the extent of its competitors' responsiveness to customer needs.

     The Company also believes that it competes based on its level of expertise in SAP, Oracle, PeopleSoft and Baan products and a wide variety of other technologies. There can be no assurance that the Company will be able to continue to compete successfully with existing and new competitors.

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW SOLUTIONS

     The Company's success depends in part on its ability to develop solutions that keep pace with:

     [ ]  continuing changes in information technology;

     [ ]  evolving industry standards; and

     [ ]  changing customer objectives and preferences.

     There can be no assurance that the Company will be successful in adequately addressing these developments on a timely basis. Even if these developments are addressed, the Company may not be successful in the marketplace. In addition, competitor's products or technologies may make the Company's services less competitive or obsolete. The Company's failure to address these developments could have a material adverse effect on its business.

DEPENDENCE ON KEY PERSONNEL

     The Company believes that its success now and in the future will depend largely on the continued services of its key executive officers and leading technical personnel. Each executive officer and leading technical professional has entered into an employment agreement with the Company which contains non-competition, non-disclosure and non-solicitation covenants. The departure of one or more of such key personnel may have a material adverse effect on the Company's business.

COMPETITIVE MARKET FOR TECHNICAL PERSONNEL

     The Company believes that its success will depend in large part upon its ability to attract, retain, train and motivate highly-skilled employees, particularly project managers and other senior technical personnel. Such qualified personnel are in great demand, there is significant competition for such employees and it is likely that access to such personnel will remain limited for the foreseeable future. There can be no assurance that the Company will be successful in attracting a sufficient number of such personnel in the future, or that it will be successful in retaining, training and motivating the employees it is able to attract. The failure to do so could:

     [ ] impair the Company's ability to adequately manage and complete its existing projects;

     [ ]  impair the Company's ability to bid for or obtain new projects; and

     [ ]  adversely affect the Company's business.

RELIANCE ON INTELLECTUAL PROPERTY RIGHTS

     The Company's future success is dependent, in part, upon its proprietary implementation methodology and toolset, development tools and other intellectual property rights. In order to protect its proprietary rights, the Company:

     [ ]  relies  upon  trade  secrets,   nondisclosure  and  other  contractual
          arrangements;

     [ ]  relies on copyright and trademark laws;

     [ ] enters into confidentiality agreements with employees, consultants and customers;

     [ ]  limits access to and distribution of its proprietary information; and

     [ ]  requires almost all employees and consultants to assign to the Company
          their  rights  in  intellectual   property   developed   during  their
          employment or engagement by the Company.

     There can be no assurance that the steps taken by the Company will be adequate to deter misappropriation of its proprietary information or that the Company will be able to detect unauthorized use of and take appropriate steps to enforce its intellectual property rights.

     The Company believes that its trademarks, service marks, services, methodology and development tools do not infringe on the intellectual property rights of others. There can be no assurance, however, that such a claim will not be asserted against the Company in the future, or that if asserted, any such claim will be successfully defended.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company's international operations have been increased in recent years. During 1997 and 1998, approximately 26% and 30% of the Company's restated revenues were derived from international operations. The Company's recent acquisitions of (i) CPI Consulting Limited and CPI Resources Limited (the "CPI Companies") and (ii) Azimuth Consulting Limited, Azimuth Holdings Limited,
Braithwaite  Richmond  Limited and Azimuth  Corporation  Limited  (the  "Azimuth
Companies") have resulted and should continue to result in greater revenues being derived internationally. To date, the Company has established or acquired foreign operations in Australia, Denmark, India, Japan, New Zealand, the Philippines, Singapore, Thailand and the United Kingdom. In order to expand international sales, the Company may establish or acquire additional foreign operations. Increasing foreign operations has required and likely will continue to require significant management attention and financial resources and could materially adversely affect the Company's business. Accordingly, in October 1998, the Company hired a Vice President of International Operations. In addition, there can be no assurance that the Company will be able to increase international market demand for its services. The risks in the Company's international business activities include:

     [ ]  unexpected changes in regulatory environments;

     [ ]  foreign currency fluctuations;

     [ ]  tariffs and other trade barriers;

     [ ]  longer accounts receivable payment cycles;

     [ ]  difficulties in managing international operations;

     [ ] potential foreign tax consequences including restrictions on the repatriation of earnings; and

     [ ] the burdens of complying with a wide variety of foreign laws and regulations.

     There can be no assurance that such factors will not have a material adverse effect on the Company's future international sales, if any, and, consequently, on the Company's business.

RISKS ASSOCIATED WITH OPERATIONS IN INDIA

     The Company, through Intelligroup Asia Private Limited, is subject to the risks associated with doing business in India. India's central and state governments heavily regulate the Indian economy. In the recent past, the government of India has provided significant tax incentives and relaxed certain regulatory restrictions in order to encourage foreign investment in certain sectors of the economy. Certain of these benefits that directly affect Intelligroup Asia include:

     [ ]  tax holidays;

     [ ]  liberalized import and export duties; and

     [ ]  preferential rules on foreign investment and repatriation.

     Changes in the business, political or regulatory climate of India could have a material adverse effect on Intelligroup Asia's business. In addition, India has experienced significant inflation, shortages of foreign exchange and has been subject to civil unrest. Further, the United States and Japan have recently imposed sanctions on India in response to certain nuclear testing conducted by the Indian government. Changes in the following factors could have a material adverse effect on the Company's business:

     [ ]  inflation;

     [ ]  interest rates;

     [ ]  taxation; or

     [ ] other social, political, economic or diplomatic developments affecting India in the future.

RISK OF INCREASED GOVERNMENT REGULATION OF IMMIGRATION

     In the United States, the Company has relied and in the future expects to continue to rely increasingly upon attracting and retaining personnel with technical and project management skills from other countries. The Immigration and Naturalization Service limits the number of new petitions it approves each year. Accordingly, the Company may be unable to obtain visas necessary to bring critical foreign employees to the United States. Any difficulty in hiring or retaining foreign nationals in the United States could increase competition for technical personnel and have a material adverse effect on the Company's business.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of Common Stock in the public market following this offering, or the perception that such sales could occur, may adversely affect the market price of the Common Stock. As of February 16, 1999, the Company had an aggregate of 15,402,843 shares of Common Stock issued and outstanding. Prior to the effectiveness of this Registration Statement, the Company is obligated to issue an aggregate of 155,208 shares, of which 77,604 shares are being registered hereby, subject to its agreement with certain Selling Shareholders. See "Selling Shareholders". Upon completion of this offering, an aggregate of 8,430,699 shares, including 1,343,471 shares issuable upon the exercise of stock options, will be freely tradable by persons other than "affiliates" of the Company without restriction. In addition, an aggregate of 6,484,524 shares held by the founders of the Company may be sold pursuant to the provisions of Rule 144 (subject to volume limitations) under the Securities Act.

     Shortly after this offering, the Company intends to register an additional 750,000 shares of Common Stock issuable upon stock options granted or to be granted under its 1996 Stock Plan. Additionally, in connection with the Company's acquisition of Empower Solutions, LLC and its affiliate Empower, Inc., the Company has agreed to register an aggregate of 1,831,091 shares of its Common Stock. Of the 1,831,091 shares, up to 1,025,410 shares are to be registered no later than the announcement of the Company's 1999 first quarter financial results and the remainder of such shares are to be registered no later than February 16, 2000. In addition, the Company may be required to register additional shares of its Common Stock which may be issued in connection with a net worth adjustment to be conducted subsequent to the date of this Prospectus.

CONTROL BY CERTAIN SHAREHOLDERS

     Upon completion of this offering, the founders of the Company, Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli together will beneficially own approximately 42% of the outstanding shares of Common Stock. As a result, these shareholders, acting together, will be able to influence significant control of matters requiring approval by the shareholders of the Company, including the election of directors. Such a concentration of ownership may have the effect of delaying or preventing a change in control of the Company, including transactions in which shareholders might otherwise receive a premium for their shares over then current market prices.

CERTAIN ANTI-TAKEOVER PROVISIONS; PREFERRED STOCK

     Certain Provisions of the Certificate of Incorporation and the Shareholder Protection Rights Agreement could make it more difficult for a third party to acquire control of the Company, even if such change in control would be beneficial to stockholders. The Certificate of Incorporation allows the Company to issue preferred stock without shareholder approval. Such issuances could make it more difficult for a third party to acquire the Company.

POTENTIAL VOLATILITY OF STOCK PRICE

     The market price of the shares of Common Stock has been and in the future may be highly volatile. Some factors that may affect the market price include:

     [ ]  actual or anticipated fluctuations in the Company's operating results;

     [ ] announcements of technological innovations or new commercial products or services by the Company or its competitors;

     [ ] market conditions in the computer software and hardware industries and IT services industry generally;

     [ ]  changes  in   recommendations  or  earnings  estimates  by  securities
          analysts; and

     [ ]  actual or anticipated quarterly fluctuations in financial results.

     Furthermore, the stock market historically has experienced volatility which has particularly affected the market prices of securities of many technology companies and which sometimes has been unrelated to the operating performances of such companies.

ABSENCE OF DIVIDENDS

     The Company has never paid, and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered by the Selling Shareholders set forth in this Prospectus.

                              SELLING SHAREHOLDERS

     The Shares to be offered under this Prospectus are owned by David Anthony Stott, Alexander Graham Wilson, Bandele Attah, Paul Grant, Michael J. Hirst, Richard M. Lucy, Christopher J.J. Smith and Robert Wilson. Messrs. Stott and A. Wilson acquired their Shares in connection with the acquisition by the Company of their equity interests in each of Azimuth Consulting Limited, Azimuth Holdings Limited, Braithwaite Richmond Limited and Azimuth Corporation Limited, pursuant to the terms of an Agreement of Purchase and Sale dated as of November 25, 1998, among the Company and Messrs. Stott and A. Wilson. Pursuant to the terms of such agreement, the Company is required to file a registration statement covering the Shares held by Messrs. Stott and A. Wilson with the SEC. Messrs. Attah, Grant, Hirst, Lucy, Smith and R. Wilson acquired their Shares in connection with the acquisition by the Company, through its wholly-owned subsidiary, of their equity interests in CPI Consulting Limited, pursuant to the terms of an Agreement of Purchase and Sale dated as of May 7, 1998, among the Company, the Company's wholly-owned subsidiary and Messrs. Attah, Grant, Hirst, Lucy, Smith and Wilson. Pursuant to the terms of such agreement, the Company is required to file a registration statement covering the Shares held by Messrs. Attah, Grant, Hirst, Lucy, Smith and R. Wilson with the SEC.

The following table sets forth, as of February16, 1999, certain information with respect to the Selling Shareholders.

                                                                             Number of
                                              Beneficial Ownership of         Shares            Beneficial
                 Name of                     Selling Shareholders Prior       Offered      Ownership of Shares
           Selling Shareholders                    to Offering(1)            Hereby(2)        After Offering(2)
---------------------------------       --------------------------------- --------------- -------------------------
                                                 Number        Percent                        Number       Percent
                                                 ------        -------                        ------       -------

David Anthony Stott                           451,464(3)          2.9         451,464           --            --
Alexander Graham Wilson                       451,464(3)          2.9         451,464           --            --
Bandele Attah                                 53,484(4)           *            12,934      40,550             *
Paul Grant                                    53,484(4)           *            12,934      40,550             *
Michael J. Hirst                              53,484(4)           *            12,934      40,550             *
Richard M. Lucy                               53,484(4)           *            12,934      40,550             *
Christopher J.J. Smith                        53,484(4)           *            12,934      40,550             *
Robert J. Wilson                              53,484(4)           *            12,934      40,550             *

------------------
*  Less than one percent

(1) Applicable percentage of ownership is based on 15,558,051 shares of Common Stock issued and outstanding. Assumes the issuance of an aggregate of 155,208 shares by the Company to Messrs. Attah, Grant, Hirst, Lucy, Smith and R. Wilson prior to the effectiveness of this offering.

(2) Assumes that all Shares are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Shareholders prior to the termination of this offering. Because the Selling Shareholders may sell all, some or none of their Shares or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of Shares that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Shareholder will own upon completion of this offering.

(3) Includes, as to each such Selling Shareholder, 45,147 shares held in escrow pending settlement of any claims relating to the acquisition of the Azimuth Companies by the Company and expiration of the escrow agreement on November 25, 1999. Such Selling Shareholder does not hold any common stock equivalents of the Company.

(4) Such number includes 25,868 shares to be issued by the Company to such Selling Shareholder prior to the effectiveness of this Registration Statement. Also includes 27,616 shares held by Messrs. Attah, Grant, Hirst, Lucy, Smith and Wilson which were previously registered on a Registration Statement on Form S-3 (Registration No. 333-56143) and filed with the Securities and Exchange Commission on June 5, 1998. Does not include options to purchase 3,000 shares of Common Stock granted to such holder pursuant to the Company's 1996 Stock Plan. Such options become exercisable to the extent of one-fourth of the options on the first anniversary of the date of grant (April 27, 1998) with an additional one-fourth of the options granted becoming exercisable on each of the second, third and fourth anniversary of the date of grant.

     All offering expenses are being paid by the Company except the fees and expenses of any counsel and other advisors that the Selling Shareholders may employ to represent them in connection with the offering and all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the Shares.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders have not advised the Company of any specific plan for distribution of the Shares offered hereby, but it is anticipated that the Shares will be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this Prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. The expenses of preparing this Prospectus and the related Registration Statement with the Commission will be paid by the Company. Shares of Common Stock covered by this Prospectus also may qualify to be sold pursuant to Rule 144 (subject to the holding periods thereunder) under the Securities Act, rather than pursuant to this Prospectus. The Selling Shareholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5 and Regulation M thereunder.

                                  LEGAL MATTERS

     The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey.

                                     EXPERTS

     The consolidated financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A:3-5 of the New Jersey Business Corporation Act permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liabilities in connection with:

     [ ] any proceeding involving such persons by reason of his or her serving or having served in such capacities; or

     [ ] each such person's acts taken in such capacity if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

     With respect to any criminal proceeding, indemnity is permitted if such person had no reasonable cause to believe his or her conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

     Section 14A:2-7(3) of the New Jersey Business Corporation Act enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability for:

     [ ] any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

     [ ] acts or omissions not in good faith or which involve a knowing violation of law; or

     [ ] any transaction from which the director or officer derived an improper personal benefit.

     The Company's Certificate of Incorporation limits the liability of its directors and officers as authorized by Section 14A:2-7(3). The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the capital stock of the Company is required to amend such provisions.

     Article 11 of the Registrant's Amended and Restated By-laws specifies that the Company shall indemnify its directors and officers to the extent such parties are involved in or made a party to any action, suit or proceeding because he or she was a director or officer of the Company. The Company has agreed to indemnify such parties for their actual and reasonable expenses if such party:

     [ ] acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company; and

     [ ]  had no reasonable cause to believe his or her conduct was unlawful.

     This provision of the By-laws is deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the New Jersey Business Corporation Act are in effect. Any repeal or modification shall not offset any action, suit or proceeding brought or threatened based in whole or in part upon any such state of facts. The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Company is required to adopt, amend or repeal such provision of the By-laws.

     The Company has executed indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

     The Company has liability insurance for the benefit of its directors and officers. The insurance covers claims against such persons due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done. The insurance covers such claims, except as prohibited by law, or otherwise excluded by such insurance policy.

                 SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      SEC registration fee...........................      $        4,216.94
      Counsel fees and expenses*.....................              60,000.00
      Accounting fees and expenses*..................              20,000.00
      Miscellaneous expenses*........................                 783.06
                                                                   ---------
          Total*.....................................      $       85,000.00
                                                                   =========
      ----------
      *  Estimated

     All expenses of issuance and distribution listed above will be borne by the Company. The costs of fees and expenses of legal counsel and other advisors, if any, that the Selling Shareholders employ in connection withthe offering will be borne by the Selling Shareholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14A:3-5 of the New Jersey Business Corporation Act permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liabilities in connection with:

     [ ] any proceeding involving such persons by reason of his or her serving or having served in such capacities; or

     [ ] each such person's acts taken in such capacity if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

     With respect to any criminal proceeding, indemnity is permitted if such person had no reasonable cause to believe his or her conduct was unlawful, provided that any such proceeding is not by or in the right of the corporation.

     Section 14A:2-7(3) of the New Jersey Business Corporation Act enables a corporation in its certificate of incorporation to limit the liability of directors and officers of the corporation to the corporation or its shareholders. Specifically, the certificate of incorporation may provide that directors and officers of the corporation will not be personally liable for money damages for breach of a duty as a director or an officer, except for liability for:

    [ ] any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

    [ ] acts or omissions not in good faith or which involve a knowing violation of law; or

     [ ] any transaction from which the director or officer derived an improper personal benefit.

     The Company's Certificate of Incorporation limits the liability of its directors and officers as authorized by Section 14A:2-7(3). The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the capital stock of the Company is required to amend such provisions.

     Article 11 of the Registrant's Amended and Restated By-laws specifies that the Company shall indemnify its directors and officers to the extent such parties are involved in or made a party to any action, suit or proceeding because he or she was a director or officer of the Company. The Company has agreed to indemnify such parties for their actual and reasonable expenses if such party:

     [ ] acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company; and

     [ ]  had no reasonable cause to believe his or her conduct was unlawful.

     This provision of the By-laws is deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the New Jersey Business Corporation Act are in effect. Any repeal or modification shall not offset any action, suit or proceeding brought or threatened based in whole or in part upon any such state of facts. The affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Company is required to adopt, amend or repeal such provision of the By-laws.

     The Company has executed indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

     The Company has liability insurance for the benefit of its directors and officers. The insurance covers claims against such persons due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done.

The insurance covers such claims, except as prohibited by law, or otherwise excluded by such insurance policy.

                 SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

     Exhibit No.                           Description of Exhibit
     -----------                           ----------------------

          5 Opinion of Buchanan Ingersoll Professional Corporation as to legality of the Shares of Common Stock.

         23.1*      Consent of Arthur Andersen LLP.

         23.2       Consent  of  Buchanan  Ingersoll  Professional   Corporation
                    (contained in the opinion filed as Exhibit 5 to the Registration Statement).

         24         Powers of Attorney of certain  officers and directors of the
                    Company   (contained   on  the   signature   page   of  this
                    Registration Statement).

------------

*  To be filed by amendment.


ITEM 17. UNDERTAKINGS.

 (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the 26th day of February, 1999.

                                          INTELLIGROUP, INC.



                                          By: /s/ Stephen A. Carns
                                             ---------------------------------
                                             President and Chief Executive
                                             Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen A. Carns and Gerard E. Dorsey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                       Title                                   Date
       ---------                                       -----                                   ----

/s/ Stephen A. Carns                President, Chief Executive Officer                  February 26, 1999
--------------------------          and Director(principal executive officer)
Stephen A. Carns

/s/ Ashok Pandey                    Co-Chairman of the Board and Director               February 26, 1999
--------------------------
Ashok Pandey

/s/ Rajkumar Koneru                 Co-Chairman of the Board and Director               February 26, 1999
--------------------------
Rajkumar Koneru

/s/ Nagarjun Valluripalli           Co-Chairman of the Board, President of              February 26, 1999
--------------------------          International Operations and Director
Nagarjun Valluripalli

/s/ Gerard E. Dorsey                Senior Vice President - Finance and Chief           February 26, 1999
--------------------------          Financial Officer (principal financial and
Gerard E. Dorsey                    accounting officer)

/s/ Klaus Besier                    Director                                            February 26, 1999
--------------------------
Klaus Besier

/s/ David Finley                    Director                                            February 26, 1999
--------------------------
David Finley

/s/ Kevin P. Mohan                  Director                                            February 26, 1999
--------------------------
Kevin P. Mohan

/s/ John E. Steuri                  Director                                            February 26, 1999
--------------------------
John E. Steuri

                                  EXHIBIT INDEX


Exhibit No.                     Description of Exhibit
-----------                     ----------------------

     5 Opinion of Buchanan Ingersoll Professional Corporation as to legality of the Shares of Common Stock.

    23.1*      Consent of Arthur Andersen LLP.

    23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5 to the Registration Statement).

    24 Powers of Attorney of certain officers and directors of the Company (contained on the signature page of this Registration Statement).

--------------

*  To be filed by amendment.